PACIFIC INDUSTRIAL CORPORATION

                       A Nevada Corporation






                             Exhibit 2a

    Asset Purchase Agreement with Pacific Challenge Pte., Ltd.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") is made and entered into this 12th day of January, 1999, by and between Pacific Challenge Pte., Ltd., Inc., a Singapore corporation ("Seller") and Pacific Industrial Corporation, a Nevada corporation ("Buyer").

RECITALS

A. Seller is the owner of certain assets, a list of which is attached hereto at Exhibit A and incorporated herein by reference (the "Assets").
B. Buyer desires to purchase and acquire from Seller such Assets, and Seller desires to transfer and convey the same to Buyer, in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

ARTICLE I
Definitions

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 Closing. "Closing" shall mean the closing of the transaction contemplated by this Agreement, which shall occur at 10:00 a.m., Pacific Standard Time, on the Closing Date in the offices of Buyer, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

1.2  Closing  Date. "Closing Date" shall  mean  January  12,
1999, unless otherwise mutually agreed in writing by the parties hereto.

1.3 Assets. "Assets" shall mean all rights and interests in the assets listed at Exhibit A hereto.

ARTICLE II
Purchase and Sale

2.1 Sale and Purchase of Assets. Subject to and upon the terms and conditions contained herein, at the Closing, Seller shall sell, transfer, assign, convey, and deliver to Buyer, free and clear of all liens, claims and encumbrances, and Buyer shall purchase, accept and acquire from Seller the Assets.

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2.2  Purchase Price. The total purchase price for the Assets shall be FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000.00), payable by Buyer to Seller in the form of a Note. The Note shall be substantially in the form of Exhibit B attached hereto.

2.3 Instruments of Transfer,- Further Assurances.'.
(a) At the Closing, Seller shall deliver to Buyer:
(i)An assignment of each Asset, in form and substance satisfactory to Buyer;
(ii) Such other instrument or instruments of transfer as shall be necessary or appropriate, as Buyer shall reasonably request, to vest in Buyer good and marketable title to the Assets.
(b) At the Closing, Buyer shall deliver to Seller such instrument or instruments as shall be necessary or appropriate, as Seller shall reasonably request.

ARTICLE III
Representations and Warranties of Buyer

Buyer represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:


3.1  Organization  and  Good Standing  .  Buyer  is  a
corporation  duly organized, validly existing  and  in
good  standing under the laws of the State of  Nevada,
with all the requisite power and authority to carry on
the  business  in  which it is  engaged,  to  own  the
properties  it  owns and to execute and  deliver  this
Agreement   and   to   consummate   the   transactions
contemplated hereby.

3.2 Authorization and Validity . The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Buyer. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Buyer and constitute or will constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

3.3   No   Violation.   Neither  the   execution   and
performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Buyer or any agreement, indenture or other instrument under which Buyer is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Buyer or the properties or Assets of Buyer.

3.4 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Buyer.

ARTICLE IV
Representations and Warranties of Seller

Seller represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

4.1 Organization and Good Standing . Seller is a corporation duly organized, validly existing and in good standing under the laws of Singapore, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.2   Authorization  and  Validity.   The   execution,
delivery  and performance by Seller of this  Agreement
and  the other agreements contemplated hereby, and the
consummation of the transactions contemplated  hereby,
have  been  duly authorized by Seller. This  Agreement
and each other agreement contemplated hereby have been
or   will  be  prior  to  Closing  duly  executed  and
delivered  by Seller and constitute or will constitute
legal,   valid  and  binding  obligations  of  Seller,
enforceable against Seller in accordance with their respective terms.

4.3 Title. Seller has good and marketable title to the Assets which are the subject of this Agreement. Upon consummation of the transactions contemplated hereby, Buyer shall receive good, valid and marketable title to all the Assets free and clear of all liens, claims, and encumbrances.

4.4  Commitments. Except as set forth  in  Exhibit  C,
Seller has not entered into, nor are the Assets or the
business  of  Seller  bound  by,  whether  or  not  in
writing,   any   (i)  partnership  or  joint   venture
agreement;  (ii)  deed  of  trust  or  other  security
agreement;     (iii)    guaranty    or     suretyship,
indemnification   or   contribution    agreement    or
performance  bond;  (iv)  employment,  consulting   or
compensation  agreement or arrangement, including  the
election  or  retention in office of any  director  or
officer; (v) labor or collective bargaining agreement;
(vi)   debt  instrument,  loan  agreement   or   other
obligation relating to indebtedness for borrowed money
or money tent to another; (vii) deed or other document
evidencing  an interest in or contract to purchase  or
sell  real property; (viii) agreement with dealers  or
sales  or  commission  agents,  public  relations   or
advertising  agencies, accountants or attorneys;  (ix)
lease of real or personal property, whether as lessor,
lessee,   sublessor,  or  sublessee;   (x)   agreement
relating to any material matter or transition in which an interest is held by a person or entity which is an affiliate of Seller; (xi) powers of attorney; or (xii) contracts containing noncompetition covenants.

4.5  Adverse Agreements. Seller is not a party to  any
agreement  or instrument or subject to any charter  or
other  corporate  restriction or any judgment,  order,
writ,  injunction,  decree, rule or  regulation  which
materially and adversely affects or, so far as  Seller
can  now  foresee,  may in the future  materially  and
adversely  affect the business operations,  prospects,
properties,   Assets   or  condition,   financial   or
otherwise, of Seller.

4.6   No   Violation.   Neither  the   execution   and
performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller or any agreement, indenture or other instrument under which Buyer is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the properties or Assets of Seller.

4.7 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

4.8 Compliance with Laws. 'Mere are no existing violations by Seller of any applicable federal, state or local law or regulation, except to the extent that any such violations would not have a material adverse effect on the property or business of Seller.

4.9 Accuracy of Information Furnished. All information
furnished  to  Buyer by Seller is  true,  correct  and
complete  in  all material respects. Such  information
states  all  material  facts  required  to  be  stated
therein  or necessary to make the statements  therein,
in   light  of  the  circumstances  under  which  such
statements are made, true, correct and complete.

4.10  Proceedings. No action, proceeding or  order  by
any court or
governmental body or agency shall have been threatened
in   writing,  asserted,  instituted  or  entered   to
restrain   or  prohibit  the  carrying  out   of   the
transactions contemplated by Us Agreement.

ARTICLE V
Indemnification

5.1  Seller's indemnity. Subject to the terms of  this
Section, Seller hereby agrees to indemnify, defend and
hold  harmless  Buyer  and  its  officers,  directors,
agents, attorneys, accountants and affiliates from and
against  any  and  all  losses,  claims,  obligations,
demands,  assessments, penalties, liabilities,  costs,
damages,   reasonable  attorneys'  fees  and  expenses
("Damages") asserted against or incurred by Buyer by reason of or resulting from a breach by Seller of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

5.2  Buyer's Indemnity. Subject to the terms  of  this
Section, Buyer hereby agrees to indemnify, defend  and
hold  harmless  Seller  and its  officers,  directors,
agents, attorneys, accountants and affiliates from and
against  any  and  all  losses,  claims,  obligations,
demands,  assessments, penalties, liabilities,  costs,
damages,   reasonable  attorneys'  fees  and  expenses
("Damages") asserted against or incurred by Seller by reason of or resulting from a breach by Buyer of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

5.3 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

ARTICLE VI
Termination

6.1  Termination  for  Cause. This  Agreement  may  be
terminated prior to Closing upon notice to  the  other
party at any time by a party if any representation  or
warranty  of  the  other  party  contained   in   this
Agreement or in any certificate or other document executed and delivered by one party to the other is or becomes untrue or breached in any material respect or if one party fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, breach or noncompliance is not cured, waived, or eliminated before Closing.

6.2  Termination  Without Cause.  Anything  herein  or
elsewhere   to  the  contrary  notwithstanding,   this
Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Purchaser and Seller.

ARTICLE VII
Miscellaneous Provisions

7.1  Amendment and Modification. Subject to applicable
law,   Us  Agreement  may  be  amended,  modified   or
supplemented only by a written agreement signed by Buyer and Seller.

7.2 Waiver of Compliance; Consents.

7.2.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

7.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

7.3 Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.


If to Buyer, to:______________________________________


If to Seller, to:_____________________________________

7.4  Titles  and  Captions.  All  section  titles   or
captions   contained  in  this   Agreement   are   for
convenience only and shall not be deemed part  of  the
context   nor  effect  the  interpretation   of   this
Agreement.

7.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

7.6 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

7.7 Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

7.8 computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

7.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

7.10 Governing Law. THIS AGREEMENT AND THE RIGHTS  AND
OBLIGATIONS  OF THE PARTIES HERETO SHALL BE  GOVERNED,
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS  OF
THE  STATE  OF  NEVADA.  THE PARTIES  AGREE  THAT  ANY
LITIGATION  RELATING DIRECTLY OR  INDIRECTLY  TO  THIS
AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED  BY  A
COURT  OF  CONMETENT JURISDICTION WITHIN THE STATE  OF
NEVADA.

7.11  Arbitration. If at any time during the  term  of
this    Agreement   any   dispute,   difference,    or
disagreement  shall arise upon or in respect  of  this
Agreement,  and  the meaning and construction  hereof,
every such dispute, difference, and disagreement shall
be  referred  to a single arbiter agreed upon  by  the
parties,  or if no single arbiter can be agreed  upon,
an arbiter or arbiters shall be selected in accordance
with the rules of the American Arbitration Association
and such dispute, difference or disagreement shall be
settled  by  arbitration in accordance with  the  then
prevailing   commercial   rules   of   the    American
Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof

7.12 Presumption. Ms Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

7.13 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

7.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the-benefit of any third party.

7.15   Savings  Clause.  If  any  provision  of   this
Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

7.16  Confidentiality.  The parties  shall  keep  this
Agreement  and its terms confidential, but  any  party
may  make  such disclosures as it reasonably considers
are  required by law or necessary to obtain financing.
In  the  event  that the transactions contemplated  by
this  Agreement  are not consummated  for  any  reason
whatsoever,  the parties hereto agree not to  disclose
or  use  any  confidential information they  may  have
concerning  the affairs of other parties,  except  for
information which is required by law to be  disclosed.
Confidential information includes, but is not  limited
to,   financial  records,  surveys,  reports,   plans,
proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

7.17 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except as set forth in the Escrow Agreement.

7.18  Severability. If any provision of this Agreement
is  held to be illegal, invalid or unenforceable under
present  or  future  laws effecting  during  the  term
hereof,  such  provision shall be fully severable  and
this  Agreement shall be construed and enforced as  if
such illegal, invalid or unenforceable provision never
comprised a part hereof-, and the remaining provisions
hereof shall remain in full force and effect and shall
not   be   affected   by  the  illegal,   invalid   or
unenforceable provision or by its severance  herefrom.
Furthermore,  in  lieu  of such illegal,  invalid  and
unenforceable   provision,  there   shall   be   added
automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.19   Counterparts  and  Facsimile  Signatures.  This
Agreement may be executed in one or more counterparts,
each of which shall be deemed an original, but all  of
which  together  shall constitute  one  and  the  same
instrument. For purposes of this Agreement,  facsimile
signatures  shall be treated as originals  until  such
time   that  applicable  pages  bearing  non-facsimile
signatures are obtained from the relevant party or parties.

7.20   Continuing  Mature.  All  representations   and
warranties contained in this Agreement shall survive the Closing for a period of two (2) years and, if applicable, all covenants, which, according to their terms are to be performed after the execution of this Agreement, shall survive the Closing for a period of two (2) years.

IN WITNESS WHEREOF, the parties hereto have set thier hands this 12th day of January, 1999

Pacific Industrial Corporation   Pacific Challenge Pte., Ltd.
Nevada Corporation (Buyer)       A Singapore Corporation (Seller)

by:/s/Thomas Hobbs, President    by:/s/John Wilson